EXHIBIT 4.2

August 5, 2005

COMMON STOCK PURCHASE WARRANT AGREEMENT

This COMMON STOCK PURCHASE WARRANT AGREEMENT (this “Warrant Agreement” or “Agreement”), dated as of August 5,  2005, is between GrayMark Productions, Inc. (the “Company”) and                    (the “Warrant Holder” and with the Company sometimes referred to as “parties” collectively and as “party” individually.

W I T N E S S E T H:

WHEREAS, this Warrant Agreement is executed by the Company pursuant to the Convertible Loan Note on the date of this Agreement (the “Convertible Note”) and delivered with Convertible Note to the Warrant Holder;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Grant and Period.  The above recitals are true and correct.  This Agreement is executed and delivered pursuant to the Convertible Note issued by the Company.  Pursuant to this Agreement, the Warrant Holder is hereby granted the right to purchase from the Company, at any time during the period commencing on the date of this Agreement and ending on August 5, 2010 (the “Expiration Time”), 250,000 shares of the Company’s common stock, $.0001 par value (the “Shares” or “Warrant Securities”)) at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $2.00 per share (the “Exercise Price” or “Purchase Price”), subject to the terms and conditions of this Agreement (the “Warrant”).

Except as specifically otherwise provided herein, the Shares shall have the same terms and conditions as such securities are outstanding and as designated in the Company’s Certificate of Incorporation and any amendments thereto, and the Warrant Holder shall have registration rights under the Securities Act of 1933, as amended, covering the Warrant Securities, as more fully described in Section 7 of this Agreement.

2.                                       Warrant Certificate.  The Warrant Holder’s rights pursuant to this Agreement shall only be evidenced by this Agreement and will not be certificated.

3.                                       Exercise of Warrant.

3.1                                 Exercise.  The Warrant Holder may effect a cash exercise of the Warrant by surrendering to the Company this Agreement, together with a Subscription in the form of Exhibit ”A” attached to this Agreement, duly executed by the Warrant Holder, at any time prior to the Expiration Time, at the Company’s principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price (the “Aggregate Price”), subject to any adjustments provided for in this Agreement.  The Aggregate Price shall be equal to the exercise price as set forth in Section 6 of this Agreement multiplied by the number of Warrant Securities for which the Warrant shall be exercised (as adjusted as provided in this Agreement).

3.2                                 Partial Exercise.  In the event the Warrant shall be exercised in part and not in whole, the Company, at its expense, will forthwith issue to the Warrant Holder a new warrant agreement of like tenor exercisable for the number of Warrant Securities (as constituted as of the date hereof) for which this Warrant Agreement shall not have been exercised, issued in the name of the Warrant Holder or as the Warrant Holder (upon payment by the Warrant Holder of any applicable transfer taxes) may direct.

4.                                       Issuance of Certificates Evidencing the Warrant Securities.  Upon the exercise of the Warrants, the issuance of certificates for the Warrant Securities shall be made as soon as reasonably practicable thereafter without charge to the Warrant Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 of this Agreement) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Warrant Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The Warrant Certificates and the certificates representing the Warrant Securities shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company.  Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

5.                                       Restriction On Transfer of Warrants.  This Warrant Agreement may be assigned or transferred, in whole or in part, as provided herein so long as such assignment or transfer is in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (said Act and such rules and Regulations being hereinafter collectively referred to as the “Securities Act”).  Any purported transfer or assignment made other than in accordance with this Section 5 shall be null and void and of no force and effect.  Any assignment permitted under this Agreement shall be made by surrender of this Agreement to the Company with the Assignment Form attached to this Agreement as Exhibit ”C” duly executed and funds sufficient to pay any transfer tax.  In such event the Company shall, without charge, execute and deliver a new warrant agreement in the name of the assignee named in the Assignment Form and designate the assignee as the warrant holder under the new warrant agreement and this Agreement shall promptly be canceled.  This Agreement may be divided or combined with other warrant agreement that carry the same rights by presentation of this Agreement to the Company together with the Assignment Form signed by the Warrant Holder, specifying the names and denominations in which the new warrant agreements are to be issued.

6.                                       Exercise Price.

6.1                                 Initial and Adjusted Exercise Prices.  The initial exercise price of each Common Stock Warrant shall be $2.00 per Share.  The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 of this Agreement.  The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.                                       Registration Rights.

7.1                                 Registration Under the Securities Act of 1933.

The Warrant and the Warrant Securities have not been registered under the Securities Act.  Upon exercise, in part or in whole, of the Warrant, certificates representing the Warrant Securities shall bear the following legend in the event there is no current registration statement effective with the U. S. Securities and Exchange Commission (the “Commission”) at such time as to such securities:

The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

7.2                                 Piggyback Registration.

If, at any time commencing after July 27, 2005 and expiring July 27, 2010, the Company prepares and files an amendment to a registration statement, or a new registration statement under the Act, or files a Notification on Form 1-A or otherwise registers securities under the Act, or files a similar disclosure document with the Commission (collectively the “Registration Documents”) as to any of its securities under the Securities Act (other than under a Registration Statement pursuant to Form S-8 or Form S-4), the Company will give written notice by registered mail, at least thirty (30) days prior to the filing of each such Registration Document, to the Warrant Holder and holders of the Warrant Securities of the Company’s intention to do so.  If the Warrant Holder or any holder of the Warrant Securities notifies the Company within 20 days after receipt of any such notice of its desire to include any Warrant Securities in such proposed Registration Documents, the Company shall afford the Warrant Holder or holder of the Warrant Securities the opportunity to have any Warrant Securities registered under such Registration Documents or any other available Registration Document.

Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed amendment or registration statement, or to withdraw the same after the filing but prior to the effective date of the Registration Document.

7.3                                 Demand Registration.  Omitted.

7.4                                 Covenants of the Company With Respect to Registration.  In connection with the filing of any Registration Document by the Company, the Company covenants and agrees as follows:

(a)                                  The Company shall use its best efforts to file the Registration Document on the date indicated in the notice delivered to the Warrant Holder and the holders of the Warrant Securities pursuant to Section 7.2 or as soon as reasonably practicable thereafter and shall use its best efforts to have any such Registration Document declared effective at the earliest practicable time.  The Company will promptly notify each of the Warrant Holder and holder of Warrant Securities electing to include Warrant Securities in the Registration Document (collectively the “Selling Securities Holders”) and confirm in writing, (i) when such Registration Document becomes effective, (ii) when any post-effective amendment to such Registration Document becomes effective and (iii) of any request by the SEC for any amendment or supplement to such Registration Document or any prospectus relating thereto or for additional information.

The Company shall furnish to each Selling Securities Holder such number of copies of such Registration Document (or prospectus contained therein) and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Securities Holders may reasonably request in order to facilitate the disposition of the Warrant Securities included in the Registration Document.

(b)                                 The Company shall pay all costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)’ counsel and the Holder’s pro-rata portion of the selling discount or commissions), fees and expenses in connection with all Registration Documents filed pursuant to Sections 7.2 hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, blue sky fees and expenses.  If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Selling Securities Holders, be liable for any or all special and consequential damages sustained by the Selling Securities Holders.

(c)                                  The Company shall prepare and file with the SEC such amendments and supplements to such Registration Document and the prospectus used in connection therewith as may be reasonably necessary to keep such Registration Document effective for at least nine months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Document during such period in accordance with the intended methods of disposition by the Selling Securities Holders of the Warrant Securities set forth in such Registration Document.  If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such Registration Document, the Company shall promptly notify each Selling Securities Holder and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible.  The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Warrant Securities included in the Registration Document for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Selling Securities Holders; provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, nor shall the officers, directors and five percent (5%) or greater shareholder be required to deposit in escrow and securities of the Company owned by them or subject such securities to any form of lockup arrangement in connection with such registration.  The Company shall use its good faith reasonable efforts to cause the Warrant Securities covered by such Registration Document to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the Selling Security Holders to consummate the disposition of the Warrant Securities included in the Registration Document.

(d)                                 The Company shall indemnify the Selling Securities Holders and each person, if any, who controls any Selling Securities Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

(e)                                  If requested by the Company prior to the filing of any Registration Document covering the Warrant Securities, each of the Selling Securities Holders and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by the Selling Securities Holder, or their successors or assigns, for specific inclusion in the Registration Document.

(f)                                    Nothing contained in this Agreement shall be construed as requiring the Warrant Holder to exercise the Warrants prior to the filing of any Registration Document or the effectiveness thereof.

(g)                                 Notwithstanding the provisions of Section 7.2 of this Agreement, the Company shall not be required to effect or cause the registration of any Warrant Securities pursuant to Section 7.2 hereof if, within 30 days after its receipt of a request to include Warrant Securities within the Registration Document (i) counsel for the Company delivers an opinion to the Selling Securities Holder, in form and substance satisfactory to counsel to the Selling Securities Holder, to the effect that the entire number of Warrant Securities proposed to be sold by such Selling Securities Holder may otherwise be sold, in the manner proposed by the Selling Securities Holder, without registration under the Securities Act, or (ii) the SEC shall have issued a no-action position, in form and substance satisfactory to counsel for the Selling Securities Holder, to the effect that the entire number of Warrant Securities proposed to be sold by the Selling Securities Holder may be sold by it, in the manner proposed by the Selling Securities Holder, without registration under the Securities Act.

8.                                       Adjustments to Exercise Price and Number of Securities.

8.1                                 Adjustment for Dividends, Subdivisions, Combinations or Reclassifications.  In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of its common stock, $.0001 par value (“Common Stock”)  or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrant Securities in effect immediately prior to such action shall be adjusted so that the Warrant Holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which the Warrant Holder would have owned immediately following such action had the Warrant been exercised immediately prior thereto.  An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If, as a result of an adjustment made pursuant to this Section, the Warrant Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall reasonably determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

Immediately upon any adjustment of the Exercise Price pursuant to this Section, the Company shall send written notice thereof to the Warrant Holder (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of Warrant Securities to be acquired upon exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

8.2                                 Adjustment For Reorganization, Merger or Consolidation.  In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Warrant Holder a supplemental Warrant Agreement providing that the Warrant Holder shall have the right thereafter (until the Expiration Date) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer.  Such supplemental Warrant Agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8.1 and such registration rights and other rights as provided in this Agreement.  The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Holder, the obligation to deliver to the Warrant Holder, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Warrant Holder may be entitled to purchase, and to perform the other obligations of the Company under this Agreement.  The above provision of this Section shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

8.3                                 Dividends and Other Distributions.  In the event that the Company shall at any time prior to the earlier of (i) exercise of all of the Warrant or (ii) the Expiration Date, distribute to its shareolders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdictions of incorporation of the Company), whether issued by the Company or by another, the Warrant Holder shall thereafter be entitled, in addition to the Shares or other Warrant Securities and property receivable upon the exercise thereof, to receive, upon the exercise of the Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Warrant Holder would have been entitled to receive at the time of such distribution as if the Warrant had been exercised immediately prior to such distribution.  At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section or an adjustment to the Exercise Price, which shall be effective as of the day following the record date for such distribution.

8.4                                 Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of securities issuable upon the exercise of the Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

8.5                                 No Adjustment of Exercise Price in Certain Cases.  No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than one cent ($.01) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($.01) per Share.

8.6                                 Accountant’s Certificate of Adjustment.  In each case of an adjustment or readjustment of the Exercise Price or the number of any securities issuable upon exercise of the Warrant, the Company, at its expense, shall cause independent certified public accountants of recognized standing selected by the Company (who may be the independent certified public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Warrant Holder at the Warrant Holder’s address as shown on the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Exercise Price at the time in effect, and (ii) the number of additional or fewer securities and the type and amount, if any, of other property which at the time would be receivable upon exercise of the Warrant.

9.                                       Replacement of Warrant Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Agreement, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Agreement, if mutilated, the Company will make and deliver a new Warrant Agreement of like tenor, in lieu thereof.

10.                                 Elimination of Fractional Interest.  The Company shall not be required to issue certificates representing fractions of shares of Common Stock or other Warrant Securities upon the exercise of the Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company’s option, by rounding any fraction up to the nearest whole number of Share or other Warrant Securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of the Share or other Warrant Security.

11.                                 Reservation, Validity and Listing.  The Company covenants and agrees that during the Exercise Period, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other authorized Warrant Securities, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other Warrant Securities, properties or rights as shall be issuable upon the exercise of the Warrant.  The Company covenants and agrees that, upon exercise of the Warrant, and payment of the Exercise Price therefor (if applicable), all shares of Common Stock and other Warrant Securities issuable upon such exercise shall be duly authorized, validly issued, fully paid, non-assessable and not subject to the preemptive rights.

12.                                 Notices to Warrant Holder.  Nothing contained in this Agreement shall be construed as conferring upon the Warrant Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.  If, however, at any time prior to the expiration of the Warrant and its exercise, any of the following events shall occur:

(a)                                  the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)                                 the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)                                  a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.  Such notices shall specify such record date or the date of closing the transfer books, as the case may be.

13.                                 Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent (i) by facsimile and (ii) delivered personally or by overnight courier or mailed by registered or certified mail, return receipt requested:

(a)                                  If to the Warrant Holder or holders of the Warrant Securities, to its address as shown on the books of the Company; or

(b)                                 If to the Company, to the address set forth below or to such other address as the Company may designate by notice to the Warrant Holder.

John Simonelli

Chief Executive Officer

GrayMark Productions, Inc.

101 North Robinson, Suite 920

Oklahoma City, Oklahoma 73102

15.                                 Entire Agreement: Modification.  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and the terms and provisions of this Agreement may not be modified, waived or amended except in a writing executed by the Company and the Warrant Holder.

16.                                 Successors.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, Warrant Holder and the holders of the Warrant Securities and their respective successors and assigns.

17.                                 Termination.  This Agreement shall terminate at the earlier of (i) the public sale of all of the Warrant Securities, or (ii) at the close of business on July 27, 2010.  Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination.

18.                                 Governing Law; Submission to Jurisdiction.  This Agreement shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.  The Company and the Warrant Holder hereby agree that any action, proceeding or claim arising out of, or relating in any way to, this Agreement shall be brought and enforced in a federal or state court of competent jurisdiction with venue only in (i) the Ingham County District Court in the State of Michigan, or (ii) the United States District Court for the Western District of Michigan, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company and the Warrant Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.  A party to this Agreement named as a defendant in any action brought in connection with this Agreement in any court outside of the above named designated county or district shall have the right to have the venue of said action changed to the above designated county or district or, if necessary, have the case dismissed, requiring the other party to refile such action in an appropriate court in the above designated county or federal district.

19.                                 Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

20.                                 Captions.  The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

21.                                 Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrant Holder and holders of the Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Holder and any holder of the Warrant Securities.

22.                                 Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

“Company”	GRAYMARK PRODUCTIONS, INC.

By:
John Simonelli, Chief Executive Officer

Attest:

Mark R. Kidd, Secretary

“Warrant Holder”

Signature for an individual, including
joint tenants and tenants in common:

(Signature)	(Signature)

Name (typed or printed)	Name (typed or printed)
Date: August 5, 2005.	Date: August 5, 2005.

EXHIBIT ”A”

FORM OF SUBSCRIPTION (CASH EXERCISE)

(To be signed only upon exercise of Warrant)

TO:                            GrayMark Productions, Inc.

101 North Robinson, Suite 920

Oklahoma City, Oklahoma 73102

The undersigned, the Warrant Holder, hereby irrevocably elects to exercise the purchase right provided by the Warrant Agreement for, and to purchase thereunder,                          Shares of GrayMark Productions, Inc. (the “Company”), and herewith makes payment of $                               therefor, and requests that the certificates for such securities be issued in the name of, and delivered to,                                                                                                     , whose address is                                                                                                                                                                 , all in accordance with the Warrant Agreement.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant Agreement)

(Address)

(Social Security Number or
Tax Identification Number)

EXHIBIT ”B”

FORM OF SUBSCRIPTION (CASHLESS EXERCISE)

(Intentionally Blank)

EXHIBIT ”C”

FORM OF ASSIGNMENT

(To be exercised by the Warrant Holder if the

Warrant Holder desires to transfer the Warrant Agreement.)

FOR VALUE RECEIVED                                                                                  hereby sells, assigns and transfers unto

(Print name and address of transferee)

the Warrant Agreement, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                                                                                      Attorney, to transfer the Warrant Agreement on the books of GrayMark Productions, Inc., with full power of substitution.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant Agreement)

Address of Assignee:

(Social Security Number or
Tax Identification Number
of Assignee)